Exhibit 99.2

CALLAWAY GOLF COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information gives effect to Callaway Golf Company’s (“Callaway” or the “Company”) merger with Topgolf International, Inc. (“Topgolf”) which closed on March 8, 2021 (the “Merger”), further described in Note 1—Description of Transaction.

We are providing the following unaudited pro forma condensed combined financial information, further described in Note 2—Basis of Presentation, to allow the Company to incorporate the financial information included herein by reference in future filings with the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes together with Callaway Golf Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Callaway Golf Company’s unaudited Quarterly Report on Form 10-Q for the three-months ended March 31, 2021 and three and six months ended June 30, 2021 as filed with the SEC on March 1, 2021, May 10, 2021, and August 9, 2021, respectively, and Topgolf’s audited financial statements for the year ended January 3, 2021, which are attached hereto as Exhibit 99.1.

The pro forma adjustments are based upon currently available information and certain assumptions that Callaway’s management believes are reasonable. Additionally, the fair values assigned to tangible and intangible assets acquired and liabilities assumed are preliminary based on management’s estimates and assumptions and may be subject to change as additional information is received and certain tax returns are finalized. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the closing of the Merger. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations for any future period. The Company’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, costs to integrate the operations of Callaway and Topgolf, cost savings or operating synergies that may result from the Merger.

CALLAWAY GOLF COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31, 2020
	Callaway Golf Company	Topgolf International, Inc.	Pro Forma Adjustments	Note 5		Pro Forma Combined
Net revenues:
Products	$1,589,460	$9,206	$—			$1,598,666
Services	—	706,988	—			706,988

Total net revenues	1,589,460	716,194	—			2,305,654
Costs and expenses:
Cost of products	931,875	6,697	398	(a	)	938,970
Cost of services, excluding depreciation and amortization	—	89,341	—			89,341
Other venue expenses	—	617,325	—			617,325
Selling, general and administrative expenses	542,531	210,547	55,637	(a	)	808,715
Research and development expense	46,300	10,490	202	(a	)	56,992
Venue pre-opening costs	—	12,620	—			12,620
Goodwill, trade name and long-lived asset impairment	174,269	62,555	—			236,824

Total costs and expenses	1,694,975	1,009,575	56,237			2,760,787

Income (loss) from operations	(105,515)	(293,381)	(56,237)			(455,133)
Interest income	492	—	—			492
Interest expense	(47,424)	(51,899)	(2,344)	(a	)	(101,667)
Gain on Topgolf investment	—	—	252,531	(b	)	252,531
Other income (expense), net	24,969	—	—			24,969

Income (loss) before income taxes	(127,478)	(345,280)	193,950			(278,808)
Income tax provision (benefit)	(544)	1,027	24,868	(c	)	25,351

Net income (loss)	$(126,934)	$(346,307)	$169,082			$(304,159)

Earnings (loss) per common share:
Basic	($1.35)					($1.65)
Diluted	($1.35)					($1.65)
Weighted-average common shares outstanding:
Basic	94,201		89,964	(d	)	184,165
Diluted	94,201		89,964	(d	)	184,165

The accompanying notes are an integral part of these financial statements.

CALLAWAY GOLF COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Six Months Ended June 30, 2021
	Callaway Golf Company	Topgolf International, Inc.	Pro Forma Adjustments	Note 5		Pro Forma Combined
Net revenues:
Products	$1,151,368	$1,227	$—			$1,152,595
Services	413,894	141,717	—			555,611

Total net revenues	1,565,262	142,944	—			1,708,206
Costs and expenses:
Cost of products	625,638	531	71	(e	)	626,240
Cost of services, excluding depreciation and amortization	53,771	17,010	—			70,781
Other venue expenses	267,776	116,625	—			384,401
Selling, general and administrative expenses	395,004	35,997	(10,615)	(e	)	420,386
Research and development expense	33,016	1,770	36	(e	)	34,822
Venue pre-opening costs	6,689	2,448	—			9,137

Total costs and expenses	1,381,894	174,381	(10,508)			1,545,767

Income (loss) from operations	183,368	(31,437)	10,508			162,439
Interest income	242	—	—			242
Interest expense	(46,575)	(9,706)	(257)	(e	)	(56,538)
Gain on Topgolf investment	252,531	—	(252,531)	(f	)	—
Other income (expense), net	6,529	—	—			6,529

Income (loss) before income taxes	396,095	(41,143)	(242,280)			112,672
Income tax provision (benefit)	31,890	242	(36,467)	(g	)	(4,335)

Net income (loss)	$364,205	$(41,385)	$(205,813)			$117,007

Earnings per common share:
Basic	$2.40					$0.63
Diluted	$2.28					$0.61
Weighted-average common shares outstanding:
Basic	151,541		33,302	(h	)	184,843
Diluted	159,639		33,302	(h	)	192,941

The accompanying notes are an integral part of these financial statements.

CALLAWAY GOLF COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Transaction

On March 8, 2021, the Company completed its previously announced Merger with Topgolf, pursuant to the terms of an Agreement and Plan of Merger, dated as of October 27, 2020 (the “Merger Agreement”). Topgolf is a leading tech-enabled golf entertainment business, with an innovative platform that comprises its state-of-the-art open-air golf and entertainment venues, revolutionary Toptracer ball-tracking technology and innovative media platform with a differentiated position in eSports. The combined company will benefit from a compelling family of brands with reach across multiple channels including retail, venues, e-commerce and digital communities.

Pursuant to the terms of the Merger Agreement, the Company issued 89,776,450 unrestricted and fully vested shares of its common stock to the stockholders of Topgolf (excluding 12,329,721 shares of the Company’s common stock that would have been allocated to the Company in the Merger based on the shares of Topgolf held by the Company) for 100% of the outstanding equity of Topgolf, at an exchange ratio based on an equity value of Topgolf of $1,987,000,000 (or $1,748,000,000 excluding Topgolf shares that were held by the Company pre-Merger) and a price per share of the Company’s common stock fixed at $19.40 per share (the “Callaway Share Price”). The actual purchase consideration upon the closing of the Merger of $3,014,174,000 (or $2,650,201,000 excluding Topgolf shares that were held by the Company pre-Merger) was based on the number of shares of the Company’s common stock issued, multiplied by the closing price of $29.52 of the Company’s common stock on March 8, 2021. Additionally, the Company converted certain stock options previously held by former equity holders of Topgolf into options to purchase a number of shares of Callaway common stock, and certain outstanding restricted stock awards of Topgolf, into 187,568 shares of Callaway common stock (together, the “replacement awards”). The Company included $33,051,000 in the consideration transferred in the Merger for these replacement awards, which represents the fair value of the vested portion the replacement awards. The unvested portion of these replacement awards relates to future services that will be rendered in the post-combination period and will be recognized as compensation expense over the remaining vesting period. In addition, the Company converted issued and outstanding warrants to purchase certain preferred shares of Topgolf into a warrant to purchase a number of shares of Callaway common stock. The fair value of the consideration transferred in the Merger related to these warrants totaled $1,625,000. The total purchase consideration, together with the fair value of the consideration transferred for outstanding stock awards and warrants totaled $3,048,850,000.

Note 2. Basis of Presentation

The Company has included the results of operations of Topgolf in its consolidated condensed statements of operations from March 8, 2021 (the date of the Merger) forward. The Company’s Topgolf subsidiary operates on a 52- or 53-week fiscal year ending on the Sunday closest to December 31. As such, the Topgolf financial information included in the Company’s consolidated condensed financial statements for the six months ended June 30, 2021 is from March 8, 2021 through July 4, 2021. Additionally, based on the Company’s assessment of the combined business, the Company modified the presentation of its condensed combined statements of operations for the six months ended June 30, 2021.

The unaudited pro forma condensed combined statements of operations each give effect to the transaction as if it had occurred on January 1, 2020 (the first day of Callaway’s fiscal year 2020) and combine the historical consolidated statement of operations of Callaway for the calendar year ended December 31, 2020 and the six months ended June 30, 2021, and the historical consolidated statement of operations of Topgolf for the fiscal year ended January 3, 2021 and the 9-week period ended March 7, 2021. An unaudited pro forma condensed combined balance sheet for the Company and Topgolf at June 30, 2021 was not presented as Topgolf’s balance sheet, including related acquisition adjustments, has already been included in the consolidated balance sheet of the Company as of June 30, 2021 in its Quarterly Report on Form 10-Q for the period ended June 30, 2021.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), where Callaway is the accounting acquirer and Topgolf is the accounting acquiree. The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets was recognized as goodwill. Callaway has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Callaway’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information was derived from Callaway and Topgolf’s historical annual and interim consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma condensed combined financial information was prepared on a combined basis using Callaway’s significant accounting policies as set forth in the audited consolidated financial statements for the fiscal year ended December 31, 2020. Certain reclassifications have been made in order to conform Topgolf and Callaway’s historical consolidated financial statements to combined condensed financial statement presentation as presented below. Other than the Callaway’s pre-Merger investment in Topgolf, there were no material transactions between Callaway and Topgolf during the periods presented that would require elimination.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that reflect the accounting for the Merger in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial statements also assume that Callaway entered into an amendment to its Term Loan B Agreement as well as an amendment to the Callaway ABL Facility, on January 1, 2020, to permit the consummation of the Merger and certain other transactions contemplated by the Merger Agreement, among other things (see Note 4). As such, Callaway reflected the interest expense and debt cost amortization associated with the amended Term Loan B facility and ABL Facility, as well as the costs associated with the Merger, including the amortization of intangible assets and the step-up of property, plant and equipment and net step-down of lease right-of-use assets, as well as the tax effect on those costs within the unaudited pro forma condensed combined financial statements.

The following table shows the reclassification adjustments made to Topgolf’s historical statement of operations for the fiscal year ended January 3, 2021 to conform to the Company’s presentation.

TOPGOLF INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	Fiscal Year Ended January 3, 2021
	Historical	Reclassification Adjustments	Adjusted Historical
Net revenues:
Products	$—	$9,206	$9,206
Services	716,194	(9,206)	706,988

Total net revenues	716,194	—	716,194
Costs and expenses:
Cost of products	—	6,697	6,697
Cost of services, excluding depreciation and amortization	96,038	(6,697)	89,341
Other venue expenses	—	617,325	617,325
Selling, general and administrative expenses	—	210,547	210,547
Research and development expense	—	10,490	10,490
Venue pre-opening costs	—	12,620	12,620
Operating labor and benefits	306,139	(306,139)	—
Other operating expenses	302,262	(302,262)	—
G&A	85,097	(85,097)	—
Other expenses	107,760	(107,760)	—
Depreciation and amortization	112,279	(112,279)	—
Impairment	—	62,555	62,555

Total costs and expenses	1,009,575	—	1,009,575

Loss from operations	(293,381)	—	(293,381)
Interest income	—	—	—
Interest expense	(51,899)	—	(51,899)
Other income (expense), net	—	—	—

Loss before income taxes	(345,280)	—	(345,280)
Income tax provision	1,027	—	1,027

Net loss	$(346,307)	$—	$(346,307)

Note 3. Preliminary Purchase Price

The accompanying unaudited pro forma condensed combined financial information reflects the total purchase consideration of $3,048,850, which consists of the following (in thousands):

Fair value of Callaway shares issued on the Merger date (1)	$2,650,201
Fair value of Callaway’s pre-Merger interest in Topgolf	363,973
Pre-merger Topgolf options and warrants replaced with Callaway awards(2)	34,676

Total Merger Consideration	$3,048,850

(1)   Represents the fair value of Callaway common stock issued to Topgolf stockholders upon close of the Merger. This fair value of Callaway common stock is based on a trading price of Callaway common stock of $29.52 as of the effective date of the Merger, March 8, 2021, and the number of shares of Callaway common stock issued pursuant to the Merger Agreement.

(2)   Effective with the Merger, any Topgolf stock option or unvested restricted stock award held by a Topgolf employee who remained employed by Topgolf as of immediately prior to the Merger, that was outstanding and unexercised as of immediately prior to the Merger, for accounting purposes was converted into a stock-based compensation award (the “Replacement Award”) of the combined company and is subject to the same terms and conditions after the Merger as the terms and conditions applicable to the corresponding Topgolf stock-based compensation award. Accordingly, this balance represents the pre-combination service portion of the estimated fair value of the Replacement Awards issued to Topgolf employees. In calculating the estimated fair value of stock options based on the Black-Scholes model, management used the following assumptions:

Expected term (in years)	0.3 - 7.1
Volatility	43.0% - 85.4%
Risk free interest rate	0.05% - 1.28%
Dividend yield	—

In addition, the Company converted outstanding warrants to purchase certain preferred shares of Topgolf into a warrant to purchase a number of shares of Callaway common stock.

Under the acquisition method of accounting, the total purchase price was allocated to the acquired tangible and intangible assets and assumed liabilities of Topgolf based on their estimated fair values as of the Merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed was allocated to goodwill.

A preliminary allocation of the total purchase price, as shown above, to the acquired assets and assumed liabilities of Topgolf based on the estimated fair values as of March 8, 2021, is as follows (in thousands):

Assets Acquired
Cash	$171,294
Accounts receivable	11,277
Inventory	13,828
Other current assets	52,233
Property and equipment	1,018,647
Operating lease ROU asset, net	833,812
Investments	28,162
Intangibles assets	1,086,129
Goodwill	1,402,101
Other assets	33,664

Total assets acquired	4,651,147
Liabilities Assumed
Accounts payable and accrued liabilities	90,140
Accrued employee costs	36,992
Construction advances	60,333
Deferred revenue	64,359
Other current liabilities	7,821
Operating lease liability, long-term	1,023,338
Long-term debt	535,096
Deemed landlord financing, long-term	179,718
Deferred tax liabilities	144,181
Other long-term liabilities	23,539

Total liabilities assumed	2,165,517

Net assets acquired	2,485,630
Goodwill allocated to other business units	563,220

Total purchase price and consideration transferred in the Merger	$3,048,850

Identifiable intangible assets acquired as part of the Merger, including their respective expected useful lives, were preliminarily identified as follows (dollars in thousands):

	Estimated useful life (in years)	Preliminary Fair Value
Trade name	Indefinite	$994,200
Developed technology	10	80,000
Liquor licenses	Indefinite	7,400
Customer relationships	1 - 1 1/2	4,000
Patents	10	529

		$1,086,129

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Topgolf are recognized and measured at the acquisition date fair value. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are preliminary based on the management’s estimates and assumptions, and may be subject to change as additional information is received and certain tax returns are finalized. The Company is still in the process of reviewing and evaluating fair value estimates as included herein, and expects to finalize the valuation as soon as practicable, but no later than one year from the closing of the Merger. Upon the completion of these assessments, the Company will adjust the preliminary purchase price allocation accordingly.

Note 4. Financing

In connection with the transactions contemplated by the Merger Agreement, on November 19, 2020, Callaway entered into an amendment to the Company’s Term Loan Agreement (“Amendment No. 2”), which, among other things, (a) permitted the consummation of the Merger and certain other transactions contemplated by the Merger Agreement, (b) designated Topgolf and its subsidiaries as unrestricted subsidiaries under the Term Loan Agreement, which among other things, excludes them from the requirement to become guarantors under the Term Loan Agreement and from certain covenants and representations thereunder, (c) amended certain financial definitions and other provisions in the Term Loan Agreement to reflect the status of Topgolf and its subsidiaries as unrestricted subsidiaries thereunder, (d) amended certain covenants and other provisions in the Term Loan Agreement to permit Callaway and its subsidiaries to make certain investments in, and enter into certain transactions with, Topgolf and its subsidiaries, (e) required that Callaway and its subsidiary guarantors pledge any interests owned in Topgolf as collateral under the Term Loan Agreement, and (f) implemented new call protection under the Term Loan Agreement. The operative amendments to the Term Loan Agreement under Amendment No. 2 became effective upon the consummation of the Merger.

Also in connection with the Merger Agreement, Callaway entered into an amendment to the Callaway ABL Facility, dated as of October 27, 2020, which among other things, (a) permitted the consummation of the Merger and certain other transactions contemplated by the Merger Agreement, (b) designated Topgolf and its subsidiaries as excluded subsidiaries under the Callaway ABL Facility, which among other things, excludes them from the requirement to become guarantors under the Callaway ABL Facility and from certain covenants and representations thereunder, (c) amended certain financial definitions and other provisions in the Callaway ABL Facility to reflect the status of Topgolf and its subsidiaries as excluded subsidiaries thereunder, and (d) amended certain covenants and other provisions in the Callaway ABL Facility to permit Callaway and its subsidiaries to make certain investments in, and enter into certain transactions with, Topgolf and its subsidiaries.

Note 5. Pro Forma Adjustments

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial statements for the twelve months ended December 31, 2020 and the six months ended June 30, 2021. These adjustments were based on Callaway’s preliminary estimates and assumptions that are subject to change.

(a)

	Twelve Months Ended December 31, 2020
	(in thousands)
	Cost of products	Selling, general and administrative expenses	Research and development expenses	Interest expense
Stock compensation expense, net(1)	$398	$18,451	$202	$—
Transaction expenses(2)	—	16,199	—	—
Depreciation expense(3)	—	14,748	—	—
Amortization expense, net(4)	—	6,187	—	2,344
Lease amortization(5)	—	(552)	—	—
Other(6)	—	604	—	—

	$398	$55,637	$202	$2,344

(1)   Stock compensation expense is comprised of replacement and inducement awards granted in connection with the Merger as determined by the grant date fair value of the compensation award granted, offset by the removal of pre-Merger stock compensation expense that was recognized in the historical financial statements of Topgolf.

(2)   Represents non-recurring transaction costs associated with the consummation of the Merger that were recognized in the six months ended June 30, 2021, were removed and reflected as a pro forma adjustment in the twelve months ended December 31, 2020.

(3)   Represents depreciation related to the adjustment to record Topgolf’s property, plant and equipment at fair value as of the Merger date.

(4)   Adjustments to selling, general and administrative expenses include the amortization of intangible assets acquired in the Merger, offset by the removal of amortization of pre-acquisition intangible assets that was recognized in the historical financial statements of Topgolf. Adjustments to interest expense include the amortization of the fair value adjustment to the long-term debt assumed in the Merger, and the amortization of bank fees related to the amendment of Company’s Term Loan B facility and ABL Facility in connection with the Merger, offset by the removal of interest expense related to the amortization of pre-acquisition debt issuance costs that was recognized in the historical financial statements of Topgolf.

(5)   Represents the amortization of the adjustment to record Topgolf’s historical lease right-of-use assets at fair value.

(6)   Adjustment is for the amortization of insurance policies purchased in connection with the Merger.

(b)	Represents an adjustment to reflect a non-recurring, non-cash gain on the Company’s pre-Merger investment in Topgolf in 2020.

(c)

Adjustments include the impact of income taxes on the aforementioned pro forma adjustments. In addition, as a result of the Merger and Topgolf’s losses exceeding Callaway’s income in recent years, the Company included a pro forma adjustment for a valuation allowance of approximately $38.9 million in connection with the Merger against certain net operating losses and tax credit carryforwards.

(d)	Represents the number of shares of Callaway common stock issued to Topgolf stockholders upon the close of the Merger.

(e)

	Six Months Ended June 30, 2021
	(in thousands)
	Cost of products	Selling, general and administrative expenses	Research and development expenses	Interest expense
Stock compensation expense, net(1)	$71	$2,378	$36	$—
Transaction expenses(2)	—	(16,199)	—	—
Depreciation expense(3)	—	2,458	—	—
Amortization expense, net(4)	—	923	—	257
Lease amortization(5)	—	(297)	—	—
Other(6)	—	122	—	—

	$71	$(10,615)	$36	$257

(1)   Stock compensation expense is comprised of replacement and inducement awards granted in connection with the Merger, offset by the removal of pre-Merger stock compensation expense that was recognized in the historical financial statements of Topgolf.

(2)   Represents the removal of non-recurring transaction costs associated with the consummation of the Merger that were recognized during the six months ended June 30, 2021. See (a)(2).

(3)   Represents depreciation related to the adjustment to record Topgolf’s property, plant and equipment at fair value as of the date of the Merger.

(4)   Adjustments to selling, general and administrative expenses include the amortization of intangible assets acquired in the Merger, offset by the removal of amortization of pre-acquisition intangible assets that was recognized in the historical financial statements of Topgolf. Adjustments to interest expense include the amortization of the fair value adjustment to the long-term debt assumed in the Merger, and the amortization of bank fees related to the amendment of Company’s Term Loan B facility and ABL Facility in connection with the Merger, offset by the removal of interest expense related to the amortization of pre-acquisition debt issuance costs that was recognized in the historical financial statements of Topgolf.

(5)   Represents the amortization of the adjustment to record Topgolf’s historical right-of-use lease assets at fair value.

(6)   Represents the amortization of insurance policies purchased in connection with the Merger.

(f)	Represents an adjustment to remove a non-recurring, non-cash gain related to the Company’s pre-Merger investment in Topgolf that was recognized in the six months ended June 30, 2021. See (b).

(g)

Adjustments include the impact of income taxes on the aforementioned pro forma adjustments, offset by the removal of a valuation allowance that was initially recognized in connection with the Merger in the six months ended June 30, 2021 against certain net operating losses and tax credit carryforwards.

(h)	Represents a pro forma adjustment to the weighted average shares outstanding related to Callaway common stock issued to Topgolf stockholders upon the close of the Merger.